Exhibit 32









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                                   Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Barry E. Backhaus, President and Chief Executive Officer and Katherine A. Bousquet, Vice President, Treasurer and Interim Chief Financial Officer of First Federal Bankshares, Inc. (the "Company") each certify in his/her capacity as an officer of the Company that he/she has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended September 30, 2005 (the "Report") and that to the best of his/her knowledge:

      (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

      The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


November 8, 2005                           /s/ Barry E. Backhaus
----------------------                     ----------------------
Date                                       Barry E. Backhaus
                                           President and Chief Executive Officer


November 8, 2005                           /s/ Katherine A. Bousquet
----------------------                     -------------------------
Date                                       Katherine A. Bousquet
                                           Vice President, Treasurer and
                                                Interim Chief Financial Officer


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